UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 27, 2011
SOUTHWEST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Oklahoma	000-23064	73-1136584
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No)
608 South Main Street, Stillwater, Oklahoma 74074
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (405) 372-2230
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
     Southwest Bancorp, Inc., and its banking subsidiary, Stillwater National Bank and Trust Company, are considering a bulk sale of loans and real estate with a carrying value of approximately $300 million. The loans and assets which may be sold are primarily nonperforming assets and potential problem loans. The process includes submission of preliminary bids by potential buyers, due November 1, 2011, followed by submission of binding bids later this year. Southwest and its subsidiaries are not bound to complete such a sale, and may choose not to seek binding bids, or to reject all binding bids based upon the terms of the bids received. Overall, bids are expected to reflect discounts from current asset carrying values. The amount actually sold may be substantially less than $300 million.
FORWARD-LOOKING STATEMENTS
     The paragraph above includes forward-looking statements that are subject to risks and uncertainties. Southwest Bancorp, Inc. intends these statements to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Exhibits. Not applicable.
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST BANCORP, INC.
By:	/s/ Rick Green
Rick Green
President and Chief Executive Officer

Dated: October 27, 2011.